Exhibit 99.2

FOR IMMEDIATE RELEASE

FuelCell Energy Announces Pricing of Offering of Common Stock

DANBURY, CT – September 29, 2020 – FuelCell Energy, Inc. (Nasdaq: FCEL) (“FuelCell Energy” or the “Company”) today announced the pricing of its underwritten public offering of 43,500,000 shares of its common stock (the “Offering”), at a public offering price of $2.10 per share, for gross proceeds of approximately $91,350,000. The Offering is expected to close on or about October 2, 2020, subject to customary closing conditions. FuelCell Energy has also granted the underwriters a 30-day option to purchase up to 6,525,000 additional shares of its common stock.

FuelCell Energy intends to use the net proceeds from the Offering for project development, project financing, working capital support, and general corporate purposes. FuelCell Energy may also use a portion of the net proceeds from the Offering to pay the principal redemption price of and accrued dividends on preferred stock issued by one of the Company’s subsidiaries and to repay other outstanding debt.

J.P. Morgan Securities LLC, Barclays Capital Inc., and Canaccord Genuity LLC are acting as joint book-running managers.

A registration statement on Form S-3 relating to these securities has been filed with the Securities and Exchange Commission and has been declared effective. The Offering will be made only by means of a prospectus supplement and the accompanying prospectus. Before investing, prospective investors should read the prospectus supplement, accompanying prospectus and documents incorporated by reference therein for more complete information about FuelCell Energy and the Offering. A copy of the final prospectus supplement and accompanying prospectus related to the Offering can be obtained for free by visiting the Securities and Exchange Commission’s website at http://www.sec.gov or by contacting: J.P. Morgan Securities LLC, Attention: Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, telephone; Barclays Capital Inc., Attention: Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, telephone: +1 888 603 5847, or email: Barclaysprospectus@broadridge.com; or Canaccord Genuity LLC, 99 High Street, 12th Floor, Boston, Massachusetts 02110, Attention: Syndicate Department, or by email at prospectus@cgf.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any offer, solicitation or sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About FuelCell Energy

FuelCell Energy, Inc. (NASDAQ: FCEL) is a global leader in developing environmentally responsible distributed baseload power solutions through our proprietary, molten-carbonate fuel cell technology. We develop turn-key distributed power generation solutions and operate and provide comprehensive service for the life of the power plant. We are working to expand the proprietary technologies that we have developed over the past five decades into new products, applications, markets and geographies. Our mission and purpose remains to utilize our proprietary, state-of-the-art fuel cell platforms to reduce the global environmental footprint of baseload power generation by providing environmentally responsible solutions for reliable electrical power, hot water, steam, chilling, distributed hydrogen, microgrid applications, electrolysis, long-duration hydrogen-based energy storage and carbon capture and, in so doing, drive demand for our products and services, thus realizing positive stockholder returns. Our fuel cell solution is a clean, efficient alternative to traditional combustion-based power generation and is complementary to an energy mix consisting of intermittent sources of energy, such as solar and wind turbines. Our systems answer the needs of diverse customers across several markets, including utility companies, municipalities, universities, hospitals, government entities and a variety of industrial and commercial enterprises. We provide solutions for various applications, including utility-scale distributed generation, on-site power generation and combined heat and power, with the differentiating ability to do so utilizing multiple sources of fuel including natural gas, renewable biogas (i.e., landfill gas, anaerobic digester gas), propane and various blends of such fuels. Our multi-fuel source capability is significantly enhanced by our proprietary gas-clean-up skid.

SureSource, SureSource 1500, SureSource 3000, SureSource 4000, SureSource Recovery, SureSource Capture, SureSource Hydrogen, SureSource Storage, SureSource Service, SureSource Capital, FuelCell Energy, and FuelCell Energy logo are all trademarks of FuelCell Energy, Inc.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements with respect to the Company’s anticipated financial results and statements regarding the Company’s plans and expectations regarding the continuing development, commercialization and financing of its fuel cell technology and its business plans and strategies. Forward-looking statements in this release also include, but are not limited to, statements regarding the conduct of the Offering and the size and terms of the Offering. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Factors that could cause such a difference include, without limitation, changes to projected deliveries and order flow, changes to production rate and product costs, general risks associated with product development, manufacturing, changes in the regulatory environment, customer strategies, ability to access certain markets, unanticipated manufacturing issues that impact power plant performance, changes in critical accounting policies, access to and ability to raise capital and attract financing, potential volatility of energy prices, rapid technological change, competition, the Company’s ability to successfully implement its new business strategies and achieve its goals, the Company’s ability to achieve its sales plans and cost reduction targets, changes by the U.S. Small Business Administration or other governmental authorities to, or with respect to the implementation or interpretation of, the Coronavirus Aid, Relief, and Economic Security Act, the Payroll Protection Program or related administrative matters, and concerns with, threats of, or the consequences of, pandemics, contagious diseases or health epidemics, including the novel coronavirus, and resulting supply chain disruptions, shifts in clean energy demand, impacts to customers’ capital budgets and investment plans, impacts to the Company’s project schedules, impacts to the Company’s ability to service existing projects, and impacts on the demand for the Company’s products, as well as other risks set forth in the Company’s filings with the Securities and Exchange Commission. The forward-looking statements contained herein speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any such statement is based.

Contact:

FuelCell Energy, Inc.

ir@fce.com

203.205.2491

Source: FuelCell Energy

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